UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

APPSOFT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-206764	47-3427919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Franklin Avenue, Suite 325, Garden City, NY	11530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 224-7717

______________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 9, 2024, we dismissed BF Borgers CPA PC (“Borgers”) as our independent registered public accounting firm. The decision to dismiss Borgers was approved by our board of directors on May 8, 2024.

During Borgers’ engagement period: (i) there were no disagreements between Borgers and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Borgers would have caused Borgers to make reference to the matter in a report on our financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

Given that Borgers is not currently permitted to appear or practice before the Securities and Exchange Commission (“SEC”), we have not sought and are not including the letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant.

On May 8, 2024, we engaged Michael Gillespie & Associates, PLLC (“MGA”) to serve as our independent registered public accounting firm for the year ending December 31, 2024. Since our inception, we have not consulted with MGA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements. The decision to engage MGA was approved by our board of directors on May 8, 2024.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

None

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPSOFT TECHNOLOGIES, INC.

Date: May 9, 2024	By:	/s/ Brian Kupchik.
Brian Kupchik, President

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